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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Prospect Global Resources, Inc. on Form S-3 of our report dated March 30, 2012, appearing in and incorporated by reference in the Annual Report on Form 10-K of Prospect Global Resources, Inc. for the year ended December 31, 2011. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
April 19, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM